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                                                                    EXHIBIT 21.1

                         Quintiles Transnational Corp.
                            Schedule of Subsidiaries
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                                                    Jurisdiction of Organization
                                                    ----------------------------

     BCA Corp.                                             North Carolina

     Benefit Canada Medico-Economic Studies, Inc.          Canada

     Benefit, Inc.                                         North Carolina

     BRI Quality Regulatory Alliance, Inc.                 Virginia

     Innovex (North America) Inc.                          Delaware

     Intelligent Imaging, Inc.                             Delaware

     The Lewin Group, Inc.                                 North Carolina

     Quintiles Canada, Inc.                                Canada

     Quintiles CVA, Inc.                                   North Carolina

     Quintiles, Inc.                                       North Carolina

     Quintiles Laboratories Limited                        North Carolina

     Quintiles Latin America Inc.                          North Carolina

     Quintiles Mexico S. de R.L. de C.V.                   Mexico

     Quintiles Pacific, Inc.                               North Carolina

     Quintiles Technologies, Inc.                          North Carolina

     Servicios Clinicos, S.A. de C.V.                      Mexico

     Lewin-TAG, Inc.                                       California

     The MSM Group, Inc.                                   Delaware

     AR-MED Limited                                        England

     Benefit International SNC                             France

     Benefit Research Italia                               Italy

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     BRI International Limited                                   England

     BRI International N.V.                                      Belgium

     BRI International S.A.R.L.                                  France

     Eminent Innovex International S.L.                          Spain

     G.D.R.U. Limited                                            England

     The Lewin Group                                             The Netherlands

     Innovex Belgium N.V.                                        Belgium

     Innovex (Benelux) B.V.                                      The Netherlands

     Innovex (Biodesign) GmbH                                    Germany

     Innovex (France) SARL                                       France

     Innovex GmbH                                                Germany

     Innovex Nordic AB                                           Sweden

     Innovex S.r.l.                                              Italy

     Innovex (UK) Limited                                        England

     Medical Action Communications Ltd.                          England

     Medical Technology Consultants                              England

     MTCE France S.A.R.L.                                        France

     Novex Pharma Ltd.                                           England

     PHARM-OTC S.A.R.L                                           France

     Presta-Medica S.A.R.L                                       France

     Quintiles AB                                                Sweden

     Quintiles England Limited                                   England

     Quintiles GesmbH                                            Austria

     Quintiles GmbH                                              Germany

     Quintiles Ireland Limited                                   Ireland

     Quintiles N.V./S.A.                                         Belgium

     Quintiles S.A.                                              France


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     Quintiles Scotland Limited                                  England

     Quintiles s.l.                                              Spain

     Quintiles S.r.l.                                            Italy

     Quintiles (UK) Limited                                      England

     T2A- Techniques D'Aide Aux Affaires SA                      France

     T2A Promotion S.A.R.L.                                      France

     T2A Marketing S.A.R.L.                                      France

     T2A Recruitment S.A.R.L.                                    France

     SPECI-PLUS S.A.R.L                                          France

     Strategic Medical Publishing Limited                        England

     Alchemy Pharmaceuticals Pty. Limited                        Australia

     Clindepharm International (Proprietary) Limited             South Africa

     Debra Chapman Consulting Group Pty. Limited                 Australia

     Innovex South Africa Limited                                South Africa

     Medical Alliances Pty. Limited                              Australia

     More Biomedical Contract Research Organization              Taiwan

     Phytotherapy (Pty.) Limited                                 South Africa

     Quintiles Asia, Inc.                                        North Carolina

     Quintiles East Asia Pte Ltd.                                Singapore

     Quintiles Hong Kong Limited                                 Hong Kong

     Quintiles Israel Ltd.                                       Isreal

     Quintiles Australia Pty. Limited                            Australia

     Synapse Pharmaceuticals Pty. Limited                        Australia

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     Action International Marketing Services Limited        England

     Benefit Holding, Inc.                                  North Carolina

     Benefit Transnational Holding Corp.                    North Carolina

     BRI International Holdings N.V.                        Belgium

     Clindepharm Holdings (Pty.) Limited                    South Africa

     Innovex (DCCG) Holdings Pty. Limited                   Australia

     Innovex Holdings Limited                               England

     Innovex Limited                                        England

     Innovex Merger Corp.                                   North Carolina

     Innovex Overseas Holdings Limited                      England

     Quintiles European Holdings Limited                    England

     Penderwood Limited                                     England

     PharmaBio Development, Inc.                            North Carolina

     Quintiles Holdings Limited                             England

     Quintiles Holding SNC                                  France

     Quintiles Mauritius Holding, Inc.                      Mauritius

     Quintiles Ireland (Finance) Limited                    Ireland

     Quintiles Spectral Limited                             India

     Ethical Contact Ltd.                                   England

     Health Care Research AG                                Sweden

     Health Care Research UK Limited                        England

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     Histological Services Limited                               England

     Innovex Medical Products Ltd.                               England

     International Clinical Research Limited                     England

     Medical Action Communications Publishing Limited            England

     Medical Action Research Limited                             England

     The Clinical Research Foundation (UK) Ltd.                  England

     Q98 Corp.                                                   North Carolina

     BRI International Holdings N.V.                             Belgium